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                                  EXHIBIT 23.4

                              Consent of KPMG LLP,

                    Independent Certified Public Accountants,

                             dated December 3, 2003


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors of
CNL Hospitality Properties, Inc.

We hereby consent to the use in this Pre-Effective Amendment No. One to the Registration Statement on Form S-11 of our report dated October 28, 2003, relating to the combined financial statements of the Hotel del Coronado Entities, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ KPMG LLP
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KPMG LLP

Los Angeles, California
December 3, 2003